As  filed  with  the  Securities  and  Exchange  Commission  on  May 17, 2001
  Registration No. ____________

                                FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WAUSAU-MOSINEE PAPER CORPORATION
             (Exact name of registrant as specified in its charter)
      WISCONSIN                                                   39-0690900
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             1244 KRONENWETTER DRIVE
                             MOSINEE, WI 54455-9099
                 (Address of principal executive offices)  (Zip Code)

                             2000 STOCK OPTION PLAN
                           (Full title of the plans)

                               SCOTT P. DOESCHER
                        SENIOR VICE PRESIDENT, FINANCE
                       WAUSAU-MOSINEE PAPER CORPORATION
                            1244 KRONENWETTER DRIVE
                            MOSINEE, WI  54455-9099
                                (715) 693-4470

                                  Copies to:
                             ARNOLD J. KIBURZ III
                            RUDER, WARE & MICHLER,
                           A LIMITED LIABILITY S.C.
                                 P.O. BOX 8050
                            WAUSAU, WI  54402-8050
                                (715) 845-4336
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed            Proposed maximum
  Title of securities        Amount to be          maximum offering       aggregate offering     Amount of
   to be registered        registered(1)          price per share(2)           price(2)       registration fee
 Common stock,               3,145,679                $11.78                $37,085,308          $9,272
 no par value                shares

 (1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.
 (2) The Proposed Maximum Aggregate Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h). With respect to the 1,161,013 shares subject to outstanding options to purchase common stock under the plan, the Proposed Maximum Aggregate Offering Price Per Share was determined by the weighted average exercise price of $9.60 per share pursuant to Rule 457(h). With respect to the 1,984,666 shares of common stock available for future issuance under the Plan for which the price at which options to be granted in the future is not currently determined, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) based on the prices reported on the New York Stock Exchange on May 14, 2001 ($13.07).

                              PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Wausau-Mosinee Paper Corporation ("Registrant") are incorporated by reference in and made a part of this Registration Statement by this reference:

     (1) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

     (2) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.

     (3) The description of the Registrant's common stock contained in the Registrant's Registration Statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendment or report filed for the purposes of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
 Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

 ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Registrant is incorporated under the Wisconsin Business Corporation Law. Pursuant to sections 180.0850 to 180.0859 of the Wisconsin statutes, subject to the limitations stated therein, Registrant is required to indemnify any director or officer against liability and reasonable expenses (including attorneys' fees) incurred by such person in the
                                 -2-
 defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of Registrant, unless liability was incurred because such person breached or failed to perform a duty owed to the Registrant which constituted (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which such person has a material conflict of interest; (ii) a violation of criminal law, unless such person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which such person derived an improper personal profit; or
 (iv) willful misconduct. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights or indemnification to which a person may be entitled under the Registrant's articles of incorporation or bylaws, or any written agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 180.0859 of the Wisconsin statutes provides that it is the public policy of the State of Wisconsin that such indemnification provisions apply, to the extent applicable to any other proceeding, to, among other things, the offer, sale or purchase of securities in any proceeding involving a state or federal statute.

     Bylaw X of the Registrant's bylaws require the Registrant to indemnify its directors and officers to the fullest extent provided under Wisconsin law. Directors and officers of the Registrant are also insured, subject to certain specified exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective offices, which include claims under the Securities Act of 1933, as amended.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

 ITEM 8.  EXHIBITS.

 4.1  Registrant's 2000 Stock Option Plan (incorporated by reference to
      Exhibit 10.19 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000)

 5.1 Opinion of Ruder, Ware & Michler, A Limited Liability S.C. (including consent)

 23.1 Consent of Ruder, Ware & Michler, A Limited Liability S.C. (included in Exhibit 5.1)

 23.2 Consent of Wipfli Ullrich Bertelson LLP

 24.1 Powers of attorney are set forth under "Signatures," Part II, page 7 of this Form S-8
                                 -3-
 ITEM 9.  UNDERTAKINGS.

 (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (or the most recent post-effective amendment thereto); and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                 -4-
 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                 -5-

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mosinee, State of Wisconsin, on May 9, 2001.

                                  WAUSAU-MOSINEE PAPER CORPORATION


                                  By:    SCOTT P. DOESCHER
                                         Scott P. Doescher
                                         Senior Vice President, Finance
                                 -6-


                         POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the President or the Executive Vice President of Wausau-Mosinee Paper Corporation, or either of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or abbreviated registration statement increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 9, 2001.



 THOMAS J. HOWATT                       RICHARD L. RADT
 Thomas J. Howatt                       Richard L. Radt
 President and Chief Executive Officer Vice Chairman of the Board (Principal Executive Officer)


 SAN W. ORR, JR                         WALTER ALEXANDER
 San W. Orr, Jr.                        Walter Alexander
 Chairman of the Board                  Director



 DENNIS J. KUESTER                      DAVID B. SMITH, JR.
 Dennis J. Kuester                      David B. Smith, Jr.
 Director                               Director



 GARY W. FREELS                         HARRY R. BAKER
 Gary W. Freels                         Harry R. Baker
 Director                               Director
                                 -7-


                           EXHIBIT INDEX
                                TO
                             FORM S-8
                                OF
                 WAUSAU-MOSINEE PAPER CORPORATION
             PURSUANT TO Section 232.102(D) OF REGULATION S-T
                      (17 C.F.R. Section 232.102(D))


 The following exhibits are filed as part of this Form S-8 Registration
 Statement:

     5.1 Opinion of Ruder, Ware & Michler, A Limited Liability S.C. (including consent)

     23.1 Consent of Ruder, Ware & Michler, A Limited Liability S.C. (included in Exhibit 5.1)

     23.2 Consent of Wipfli Ullrich Bertelson LLP
                                 -8-